UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report July 11, 2007
(Date of earliest event reported July 5, 2007)

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Floor 6, Saiou Plaza, No. 5 Haiying Road, Fengtai Technology
Park, Beijing, China 100070
(Address of principal executive offices)

Registrant’s telephone number, including area code (86)-10-836-70505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 5, 2007, Telestone Technologies Corporation, a Delaware corporation (the “Company”), through its variable interest entity, Beijing Telestone Wireless Telecommunication Company Ltd. (“BTWTC”), entered into a Share Transfer Agreement (the “Agreement”) to acquire 100 percent of the equity of Shandong Guolian Telecommunication Technology Limited Company (“Guolian”).

Under the Agreement, on the closing date, the Company will issue 800,000 shares of restricted common stock to Guolian and $500,000 in cash. One year following the date of the agreement, Guolian is eligible to receive an additional 100,000 restricted shares of the Company’s common stock, subject to meeting certain performance thresholds. Upon the closing of the Agreement, Guolian will become a wholly-owned subsidiary of BTWTC.

Item 3.02. Unregistered Sales of Equity Securities.

The description in Item 1.01 above of the issuance by the Company of its common stock is incorporated herein by reference. The foregoing transaction was undertaken in reliance upon the exemption from the registration requirement of the Securities Act of 1993, as amended afforded by Section 4(2) thereof.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

2.1
Share Transfer Agreement, dated as of July 5, 2007 by and among Shandong Guolian Telecommunication Technology Limited Company, the transferors listed therein and Beijing Telestone Wireless Telecommunication Company Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2007

TELESTONE TECHNOLOGIES
CORPORATION

By:	/s/ Han Daqing
Name: Han Daqing
Title: Chief Executive Officer